Exhibit 1-2

                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                     Consolidated Balance Sheet (Unaudited)
                   ------------------------------------------
                               September 30, 2003
                                 (In Thousands)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                      $   9,415
   Receivables:
     Associated companies                                               525
     Other                                                           91,999
   Material and supplies                                              8,768
   Prepayments and other                                                814
                                                                   --------
                                                                    111,521
                                                                   --------

INVESTMENTS:
   Nonutility property, net                                          26,133
   Other                                                              2,241
                                                                   --------
                                                                     28,374
                                                                   --------

DEFERRED CHARGES:
   Goodwill                                                          36,471
   Accumulated deferred income taxes assets                          33,449
                                                                   --------
                                                                     69,920
                                                                   --------

        TOTAL ASSETS                                              $ 209,815
                                                                   ========


LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Currently payable long-term debt                               $     430
   Short-term borrowings                                              1,505
   Notes payable to associated companies                             12,342
     Other                                                           39,145
     Associated companies                                               447
   Accrued taxes                                                      3,330
   Other                                                             16,581
                                                                   --------
                                                                     73,780
                                                                   --------

CAPITALIZATION:
   Common stockholder's equity                                      127,996
   Long-term debt                                                     7,421
                                                                   --------
                                                                    135,417
                                                                   --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                                   -
   Other                                                                618
                                                                   --------
                                                                        618
                                                                   --------

        TOTAL LIABILITIES & CAPITALIZATION                        $ 209,815
                                                                   ========

                                                                 Exhibit 1-2


                   FIRSTENERGY FACILITIES SERVICES GROUP, LLC
                Consolidated Statement of Operations (Unaudited)
                -----------------------------------------------
                                 (In Thousands)





                                             Three Months         Nine Months
                                               Ended                Ended
                                            Sept. 30, 2003      Sept. 30, 2003
                                            --------------      --------------


Revenues                                      $  88,850            $ 250,092

Cost of revenues                                 74,672              216,727
                                                -------              -------

Gross margin                                     14,178               33,365

Selling, general and administrative
   expenses                                       8,039               28,636
Depreciation                                      1,340                4,122
                                                -------              -------
                                                  4,799                  607

Goodwill impairment                             121,534              121,534
Purchase agreement incentive plans                   20                   83
                                                -------              -------

Operating loss                                 (116,755)            (121,010)

Interest income                                     179                  584
Interest expense                                   (400)              (1,233)
Gain on sale of fixed assets                        114                  200
Other income, net                                   (15)                 116
                                                -------              -------
Total other expense                                (122)                (333)
                                                -------              -------

Loss before income taxes                       (116,877)            (121,343)

Income tax benefit                              (38,759)             (40,623)
                                                -------              -------

Net loss                                      $ (78,118)           $ (80,720)
                                                =======              =======